Exhibit 99.1

PAYOFF AGREEMENT

This PAYOFF AGREEMENT (the “Agreement”), dated as of January 18, 2019 (the “Agreement Date”), by and between DIGERATI TECHNOLOGIES, INC., a Nevada corporation (the “Company”), and FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC, a Delaware limited liability company (the “Investor”) (together with the Company, the “Parties”).

WHEREAS:

A.   The Company issued a senior convertible promissory note in the principal amount of $305,555.56 on May 30, 2018 ( the “Note”) to the Investor.

NOW THEREFORE, the Company and the Investor hereby agree as follows:

1.     The Company shall pay a total of $370,000.00 by wire transfer (the “Payment”) to the Investor on January 18, 2019 (the “Deadline”).

2.     Upon the clearing of the Payment into Investor’s blank account on the Deadline, all amounts owed under the Note shall be satisfied in its entirety.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized representatives as of the Agreement Date.

DIGERATI TECHNOLOGIES, INC.

By:	/s/ Arthur L Smith
Name: ARTHUR SMITH
Title: CHIEF EXECUTIVE OFFICER

FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC

By:	FirstFire Capital Management LLC, its manager

By:	/s/ ELI FIREMAN
ELI FIREMAN